FORM OF SUBSCRIPTION AGREEMENT

EIP GROWTH AND INCOME FUND

SUBSCRIPTION AGREEMENT

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EIP GROWTH AND INCOME FUND

SUBSCRIPTION INSTRUCTIONS

If, after you have carefully reviewed the Private Placement Memorandum and Statement of Additional Information (collectively, the “Offering Documents”) of EIP Growth and Income Fund (the “Fund”), you have decided to purchase shares in the Fund (“Fund Shares”), please follow the instructions below. The information requested in this Subscription Agreement is necessary to ensure that the Fund’s offer and sale of Fund Shares is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, among other things. Such information is confidential and will not be reviewed by anyone other than Energy Income Partners, LLC, the investment manager of the Fund (the “Manager”), and its affiliates, any selling agent, and their respective employees and counsel, except as otherwise required by law. The Subscription Agreement must be completed correctly and executed or it will not be accepted.

If you have any questions concerning the attached Subscription Agreement or would like assistance in completing it, please contact the Manager at 49 Riverside Avenue, Westport, Connecticut 06880, telephone: (203) 349-8232.

_________________________________

Every subscriber must deliver to the Manager two dated, duly completed and executed originals of the Subscription Agreement. Please read the Subscription Agreement carefully and complete the appropriate items and the appropriate signature pages. Any subscriber who is unable to make any representation contained in the Subscription Agreement should contact the Manager.

Document Delivery Instructions. The Subscription Agreement should be delivered to the following address:

EIP Growth and Income Fund

c/o Energy Income Partners, LLC

Attention: Client Relations

49 Riverside Avenue

Westport, Connecticut 06880

Tel: (203) 349-8232

Payment of Subscription Amount by wire transfer. Wire instructions can be obtained by calling (203) 349-8232, or at the Fund’s website at www.energymlp.com (your user name and password will be required).

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EIP GROWTH AND INCOME FUND

SUBSCRIPTION AGREEMENT

TO:	EIP Growth and Income Fund
c/o Energy Income Partners, LLC
Attention: Client Relations
49 Riverside Avenue
Westport, Connecticut 06880
Tel: (203) 349-8232

Dear Sirs:

Subscription for Fund Shares.  The undersigned (the “Subscriber”) hereby irrevocably subscribes for ______________ shares (“Fund Shares”) of the EIP Growth and Income Fund, (the “Fund”) a series of EIP Investment Trust, a Delaware statutory trust, for a total subscription price of $_________ and understands that this subscription is not binding on the Fund until accepted by Energy Income Partners, LLC (the “Manager”) and may be rejected, in whole or in part by the Fund in its absolute discretion.

Certain Representations, Warranties and Covenants of Subscriber.   As an inducement to the Fund to issue to the undersigned the Fund Shares for which the undersigned has subscribed, the undersigned hereby represents, warrants and covenants to the Manager and the Fund as follows:

The Subscriber, if an individual, is over 21 years old and is legally competent to execute this Subscription Agreement; the person executing this Subscription Agreement for the Subscriber, if a corporation, partnership, trust or other entity, has the full power and authority under the Subscriber’s governing instruments to do so and the Subscriber has the full power and authority under its governing instruments to become an investor in the Fund.

The Subscriber has received and carefully reviewed a copy of the current Private Placement Memorandum and the Statement of Additional Information of the Fund, both as amended and supplemented through the date hereof (collectively, the “Offering Documents”), relating to and describing the terms and conditions of the private placement of Fund Shares. The Subscriber is entering into this Subscription Agreement relying solely on the facts and terms set forth in this Subscription Agreement and the Offering Documents and neither the Manager nor its affiliates have made any representations of any kind or nature to induce the Subscriber to enter into this Subscription Agreement except as specifically set forth in such documents.

The Subscriber has made an investigation of the pertinent facts relating to the operation of the Fund and has reviewed the terms of the Offering Documents to the extent that the Subscriber deems necessary in order to be fully informed with respect thereto. The Subscriber has carefully reviewed and understands the various risks of an investment in the Fund, including those described under “Principal Risks” and elsewhere in the Offering Documents. The Subscriber, or Subscriber’s purchaser representative (“Subscriber’s Purchaser Representative”) has such knowledge and experience in financial and business matters that the Subscriber, together with the Subscriber’s Purchaser Representative, if any, is capable of evaluating the merits and risks of an investment in the Fund. The Subscriber can afford to bear the risks of an investment in the Fund, including the risk of losing the Subscriber’s entire investment.

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The Subscriber will be acquiring the Fund Shares for investment, for the Subscriber’s own account and not for the interest of any other person, except as disclosed in writing to and approved by the Manager and not for distribution or resale to others. The Subscriber understands that the Fund Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”). Subscriber understands and agrees that the Fund Shares are being sold in a transaction which is exempt from the registration requirements of the Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Offering Documents, must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Fund is under no obligation to register such Fund Shares and that any exemptions are extremely limited. The Subscriber understands that there is not now any public market for Fund Shares and that such a market is not expected to develop; accordingly, it may not be possible for the Subscriber readily to liquidate the Subscriber’s investment in the Fund other than through a redemption from the Fund as provided in the Offering Documents.

The Subscriber has not agreed to provide the economic interest in the Fund Shares being acquired to any other person (whether directly or indirectly, including, without limitation, through any option, swap, forward or any other hedging or derivative transaction), except as disclosed in writing to and approved by the Manager.

The Manager and the Fund are each hereby authorized and instructed to accept and execute any instructions in respect of the Fund Shares to which this Agreement relates given by the Subscriber in written form or by facsimile. If instructions are given by the Subscriber by facsimile, the Subscriber undertakes to send the original letter of instructions to the Manager and the Fund and agrees to keep each of them indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon facsimile instructions. The Manager and the Fund may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

The Subscriber agrees to provide the Manager with such additional information, documentation, waivers, and certifications as the Manager may request to comply with FATCA (as defined below). The Subscriber will (a) promptly notify the Manager upon the occurrence of any change in circumstance that causes any documentation, information, waiver or certifications provided by the undersigned pursuant to the preceding sentence to be incorrect, obsolete or invalid and (b) promptly provide corrected information and execute and deliver updated and valid documentation, waivers and certifications upon the occurrence of any change in circumstances described in clause (a) hereof. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision that is substantively comparable thereto (and, in each case, any regulations promulgated thereunder or official interpretations thereof or guidance issued in connection therewith).

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The Subscriber understands and agrees that the Fund prohibits the investment of capital contributions by any persons or entities that are acting, directly or indirectly, (i) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure2, unless the Fund, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, (iv) for a foreign shell bank3 (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”).

The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (ii) to the extent the Subscriber has any beneficial owners4, (a) it has carried out thorough due diligence to establish the identities of such beneficial owners, (b) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (c) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Subscriber’s withdrawal from the Fund, and (d) it will make available such information and any additional information requested by the Fund that is required under applicable regulations.

If any of the representations, warranties or covenants made by the Subscriber ceases to be true or if the Fund no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Fund may, in accordance with applicable regulations, freeze the Subscriber’s shares, such as by prohibiting additional contributions, or immediately redeem the Subscriber’s investment in the Fund, and the Fund may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other authority. In the event that the Fund is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Fund or Manager or their respective affiliates, members, partners, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

[1]	The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

[2]	Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[3]	Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

[4]	Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Subscriber is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

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If the Subscriber is purchasing the Fund Shares as agent, representative, intermediary/nominee or in any similar capacity for any other person, or is otherwise requested to do so by the Manager, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Manager. The Subscriber represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

The Subscriber acknowledges that due to anti-money laundering requirements, the Manager and the Fund may require further identification of the Subscriber before an application or redemption can be processed and the Fund and the Manager, and their respective affiliates, members, partners, officers, employees and agents shall be indemnified and held harmless against any loss arising as a result of a failure to process the application or redemption if such information as has been required by the parties referred to has not been provided by the Subscriber.

All of the representations, warranties, covenants, agreements, indemnities and confirmations set out in this Subscription Agreement and on the Subscriber Information Page shall survive the acceptance of the subscription made herein and the issuance of any Fund Shares.

This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

Within ten days after receipt of a written request therefore from the Fund, the Subscriber agrees to provide such information and to execute and deliver such documents as the Fund may deem reasonably necessary to comply with any and all laws and ordinances to which the Fund is or may be subject.

The Subscriber agrees that it will keep confidential and will not disclose to third parties (other than its tax or other financial advisors, under like conditions of confidentiality or as may be required by law) any and all information regarding the Fund, which is not otherwise publicly available, including Fund performance; provided, however, that this confidential treatment shall not apply to the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure.

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The Subscriber, if a "United States Person" as defined in Section 7701(a)(30) has fully and accurately completed and delivered to the Fund Form W-9. The Subscriber, if not a United States Person, has fully and accurately completed and delivered to the Fund Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable.

The Subscriber represents that it is a resident of (or, if the Subscriber is an entity, its principal offices are located in) ________________.

(U.S. State)

The Subscriber represents that (check only one):

___	it is not a government entity, including but not limited to the government entity itself, state, county or local municipalities, school districts, government-sponsored 406(b) or 457 plans, accounts for public universities, or a 529 plan, or investing for any such entity.

___	it is a government entity, including but not limited to the government entity itself, state, county or local municipalities, school districts, government-sponsored 406(b) or 457 plans, accounts for public universities, or a 529 plan, or investing for any such entity, and that the names of any such government entity or plan or program of a government entity are as follows (if necessary, please attach list):

_________________________________________________________

The Subscriber represents that (check only one):

___         it does not intend to offer the Fund as an investment option for a 529 plan sponsored or established by a government entity.

___         it intends to offer the Fund as an investment option for a 529 plan sponsored or established by a government entity, and that the names of any such 529 plan are as follows (if necessary, please attach list):

The Subscriber represents that the following individual or individuals are authorized to act on behalf of the Subscriber to give and receive instructions between the Fund (or its representatives, including the Fund’s administrator and transfer agent) and the Subscriber. Such individuals are the only persons so authorized until further written notice, signed by one or more of such individuals, is sent to Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880.

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Name	Specimen Signature

Accredited Investor Status. The Subscriber represents that it is an “accredited investor” within the meaning of Regulation D under the Act, and has indicated below each category under which the Subscriber qualifies as an accredited investor.

The Subscriber is as of the date hereof:

☐	(i) a natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

☐	(ii) a natural person who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000 (for purposes of calculating net worth, (i) an individual’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the individual’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the individual’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability) at the time of purchase of the Shares;

☐	(iii) an Individual Retirement Account (“IRA”) or revocable trust for which the individual who established the IRA or each grantor of the trust is an accredited investor on the basis of (i) or (ii) above;

☐	(iv) a self-directed pension plan and the participant who directed that assets of his or her account be invested in the Fund is an accredited investor on the basis of (i) or (ii) above and such participant is the only participant whose account is being invested in the Fund;

☐	(v) an employee benefit plan within the meaning of Title I of Employee Retirement Income Security Act (“ERISA”) (including an individual retirement account) if the investment decision is being made by a plan fiduciary that is a bank, savings and loan association, insurance company or registered investment adviser or has total assets in excess of $5,000,000;

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☐	(vi) an irrevocable trust which consists of a single trust (a) with total assets in excess of $5,000,000, (b) which was not formed for the specific purpose of investing in the Fund and (c) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐	(vii) a corporation, a partnership or a Massachusetts or similar business trust, that was not formed for the specific purpose of acquiring an interest in the Fund, with total assets in excess of $5,000,000;

☐	(viii) licensed, or subject to supervision, by federal or state examining authorities such as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐	(ix) registered with the Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

☐	(x) an entity in which all of the equity owners are accredited investors; or

☐	(xi) none of the above apply (further information may be required to determine accredited investor status).

Representations, Warranties and Covenants Deemed Reaffirmed Upon Additional Investments. The Subscriber hereby agrees that any representation made hereunder will be deemed to be reaffirmed by him at any time he makes an additional investment in the Fund and the act of making such additional investment will be evidence of such reaffirmation and if any of the foregoing representations cease to be true, the Subscriber will promptly notify the Fund of the facts pertaining to such changed circumstances.

Liability and Indemnity. The Subscriber agrees that the representations and warranties included herein may be used as a defense in any actions relating to the Fund or the offering of Fund Shares, and that it is only on the basis of such representations and warranties that the Manager may be willing to accept the Subscriber’s subscription for Fund Shares. The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the execution hereof and the purchase of Fund Shares. The Subscriber agrees to indemnify and hold harmless the Fund and the Manager and their respective affiliates, members, partners, officers, employees and agents from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any inaccuracy in or breach of any representation, warranty, covenant or agreement set forth in this Subscription Agreement.

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Irrevocability; Governing Law; Binding Effect; Counterparts.  The undersigned hereby acknowledges and agrees that, except as otherwise provided by state securities laws, the undersigned is not entitled to cancel, terminate or revoke this subscription or any of the undersigned’s agreements hereunder after this Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive the undersigned’s death, incapacity, disability or insolvency. This Subscription Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles. This Subscription Agreement shall inure to the benefit of and be binding upon each of the parties hereto, his or her heirs and legal representatives. This Subscription Agreement may be executed in counterparts, all of which when taken together shall be deemed one original.

Compliance with Section 12(d)(1)(E) of the Investment Company Act. In the event Subscriber is an investment company registered under the Investment Company Act ("Investment Company") or an entity excluded from the definition of investment company pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act (“Excepted Entity” and, together with Investment Company, "Covered Entity"), and the Covered Entity is seeking to invest in the Fund in excess of the limits proscribed by Section 12(d)(1) of the Investment Company Act, then for purposes of compliance with the provisions of Section 12(d)(1)(E) of the Investment Company Act, the Fund and the Covered Entity hereby agree to the following: (i) with respect to voting of any and all proxies solicited by the Fund, the Covered Entity shall either (a) seek instructions from its security holders holding voting securities as to the manner in which to vote the Fund Shares held and shall vote such proxies in accordance with the instructions it receives; or (b) vote Fund Shares proportionately for and against each matter in the same proportion as the Fund Shares of all other holders are voted; (ii) if the Covered Entity is an Excepted Entity, the Excepted Entity shall refrain from substituting other investment securities (as defined by the Investment Company Act) for its Fund Shares unless the U.S. Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the Investment Company Act; (iii) the Covered Entity represents and warrants that, at the time of purchase and until the Covered Entity no longer is relying on Section 12(d)(1)(E), Fund Shares are the only investment security held by the Covered Entity; and (iv) the Covered Entity represents and warrants that the depositor or principal underwriter of such Covered Entity is a broker or dealer registered under the Securities Exchange Act of 1934, as amended, or a person controlled by such broker or dealer.

Distributions. Subscriber understands and agrees that, unless otherwise indicated on the Subscriber Information Page and unless Subscriber is an Excepted Entity, Subscriber will be deemed to have elected to reinvest all distributions.

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Foreign Financial Institutions.

Subscriber is not a “foreign financial institution” (as defined in 31 C.F.R. Sec. 103.175) in connection with the USA Patriot Act of 2001 and related regulations (“AML rules”). ☐

If Subscriber is a Covered Entity, then none of Subscriber's “beneficial owners” (as defined in 31 C.F.R. Sec. 103.175) (“Owners”) are “foreign financial institutions” within the meaning of the AML rules. ☐

If Subscriber or an Owner is a foreign financial institution then indicate below each category under which the Subscriber or Owner qualifies as a foreign financial institution.

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The Subscriber or Owner is as of the date hereof:

☐ (i) a Non-US bank;

☐ (ii) a Non-US branch of a US bank;

☐ (iii) a Non-US entity that, if it were located in the United States, would be a securities broker-dealer, futures commission merchant, or mutual fund;

☐ (iv) a Non-US entity engaged in the business of, and readily identifiable as, a currency dealer or exchanger or a money transmitter; or

☐ (v) none of the above apply (further information may be required to determine foreign financial institution status).

PLEASE EXECUTE THE SIGNATURE PAGE.

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EIP GROWTH AND INCOME FUND

 Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement this          day of                       , 20__.

Fund:	Subscriber:

EIP INVESTMENT TRUST
On behalf of
EIP GROWTH AND INCOME FUND	NOTE: If the Subscriber is an IRA or self-directed pension plan the custodian or trustee of the Subscriber is required to execute this Subscription Agreement, and the Subscriber must execute the representation on Page 16.
By:
Name:
Title:

Subscriber’s Signature (or Authorized Signatory, if applicable)

Joint Signature (if applicable)

If Authorized Signatory, Print Name and Title

A copy of the Certificate of Trust establishing the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Subscription Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property belonging to the Fund.

___________________

PLEASE PRINT OR TYPE THE INFORMATION REQUESTED ON THE FOLLOWING THREE PAGES

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EIP GROWTH AND INCOME FUND

Subscriber Information Page

Subscriber Information:

Name:
(This is how your investment will be listed.)

If you are applying for an interest where beneficial ownership will be shared, please indicate the name of any joint beneficial owner(s):

Date of Birth:

Social Security Number:

( - OR - )

Employer Identification Number:

Legal/Registered Address:*

Street

Suite or Apartment Number

City, State & ZIP Code

This address is a: ☐ Home ☐ Business

State of Legal Residence:

Mailing Address (if different from above):

Street

Suite or Apartment Number

City, State & ZIP Code

Home Tel:
Home Fax:
Bus. Tel:
Bus. Fax:
E-Mail:
(Very Important) ☐ Sorry, no e-mail

Total Subscription Price: $

Distributions. Subscriber hereby elects:

☐ To reinvest all distributions from the Fund in additional shares of the Fund.
or
☐ To receive all distributions from the Fund as cash when declared.

* Address cannot be a Post Office Box.

Subscriber’s Representative’s Information (if applicable):

Name:
Company:
Mailing Address:

Street

Suite or Apartment Number

City, State & ZIP Code

Telephone:
Facsimile:
E-Mail:

For tax purposes please indicate the tax status of the Subscriber
(LLCs must also check one of the following):

☐ Individual
☐ Partnership
☐ Corporation
☐ Tax Exempt (IRAs, pensions, exempt org., offshore)
☐ Trusts other than Grantor/Revocable Trusts
(owners of Grantor/Revocable Trusts should check “Individual”)

Subscriber’s Wiring Instructions:
Bank:

Address1:

ABA #:

For the Account of:

Account #:

For Further Credit to:

Account #:

1 If the Wiring Institution is not located in a FATF Country, the Manager may require additional information. As of June 2005, the countries that are members of the Financial Action Task Force on Money Laundering are: Argentina; Australia; Austria; Belgium; Brazil; Canada; Denmark; Finland; France; Germany; Greece; Hong Kong; Iceland; Ireland; Italy; Japan; Luxembourg; Mexico; Kingdom of the Netherlands; New Zealand; Norway; Portugal; Russian Federation; Singapore; South Africa; Spain; Sweden; Switzerland; Turkey; United Kingdom and United States.

For a current list of FATF members see:
http://www.fatf-gafi.org/document/52/0,3343,en_32250379_32236869_34027188_1_1_1_1,00.html.

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EIP GROWTH AND INCOME FUND

Contact Information Page

The Primary Contact automatically receives all correspondence and statements and is the contact person for questions concerning this account. Please indicate who should be the Primary Contact.

Primary Contact	Type of Correspondence
☐ The Subscriber	Original Executed Documents ☑
☐ The Representative	Shareholder Reports ☑
☐ Other (Please provide details below)	Proxy Statements ☑

Name: ___________________________________________________________
Company: ___________________________________________________________
Address: ___________________________________________________________ Street	The primary contact automatically receives this
___________________________________________________________ Suite or Apartment Number	Information.
___________________________________________________________ City, State & ZIP Code
Telephone: ___________________________________________________________
Facsimile: ___________________________________________________________
E-Mail (Very Important): ______________________________ ☐ Sorry, no e-mail

Please indicate any additional contacts below and which type of correspondence they should receive.

Contact	Type of Correspondence
☐ The Subscriber	Original Executed Documents ☐
☐ The Representative	Shareholder Reports ☐
☐ Other (Please provide details below)	Proxy Statements ☐

Name: ___________________________________________________________
Company: ___________________________________________________________
Address: ___________________________________________________________ Street
___________________________________________________________ Suite or Apartment Number
___________________________________________________________ City, State & ZIP Code
Telephone: ___________________________________________________________
Facsimile: ___________________________________________________________
E-Mail (Very Important): ______________________________ ❒ Sorry, no e-mail

Contact	Type of Correspondence
❒ The Subscriber	Original Executed Documents ☐
❒ The Representative	Shareholder Reports ☐
❒ Other (Please provide details below)	Proxy Statements ☐

Name: ___________________________________________________________
Company: __________________________________________________________
Address: __________________________________________________________ Street
___________________________________________________________ Suite or Apartment Number
___________________________________________________________ City, State & ZIP Code
Telephone: ___________________________________________________________
Facsimile: ___________________________________________________________
E-Mail (Very Important): ______________________________ ☐ Sorry, no e-mail

Should you have more than two additional contacts, please list them on a separate page and include address, telephone, fax and e-mail address. Please list the type(s) of correspondence the additional contact(s) should receive.

EIP GROWTH AND INCOME FUND

ADDITIONAL REPRESENTATION WITH RESPECT TO

INVESTMENT FROM AN IRA OR SELF-DIRECTED PENSION PLAN

If the Subscriber is an IRA or self-directed pension plan, the individual who established the IRA or the individual who directed the pension plan’s investment in the Fund, as the case may be, (i) has signed below to indicate that he or she hereby represents and warrants for himself/herself those representations set forth above and (ii) has caused the custodian or trustee of the Subscriber to execute this Subscription Agreement on the line set forth above for Authorized Signatory.

Type or Print Name

Signature

Type or Print Name of Custodian

Type or Print Type of IRA

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